Exhibit 15.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 (File No: 333-275739) and F-3 (File No: 333-287000, 333-274806) of our report dated April 27, 2026 relating to the financial statements appearing in the Annual Report on Form 20-F of Cheche Group Inc. for the year ended December 31, 2025.

/s/ Marcum Asia CPAs LLP

New York, New York

April 27, 2026

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.cn